Exhibit 99.1

Contact:	Thomas A. Frederick	Tripp Sullivan
	Chief Financial Officer	Corporate Communications Inc.
	859/581-5900	615/254-3376

EAGLE HOSPITALITY PROPERTIES TRUST ANNOUNCES 2004

RESULTS AND GUIDANCE FOR 2005

Highlights:

•	Successful completion of IPO raises $149 million in net proceeds

•	Strong fourth quarter operating results

•	FFO of $0.12 per diluted share

•	EBITDA of $4.9 million

•	Net income of $97,000

•	Mature portfolio RevPAR increases 13.1% over prior year

•	Same-property NOI increases 38.1%

•	Acquisition of Embassy Suites Hotel Phoenix-Scottsdale for $33 million in 2005

•	Completion of $81.8 million refinancing in 2005

COVINGTON, Ky. (February 28, 2005) — Eagle Hospitality Properties Trust, Inc. (NYSE: EHP) today announced results for the fourth quarter and year ended December 31, 2004.

Financial Results

The Company completed its initial public offering on October 1, 2004. The quarter ended December 31, 2004, represents the Company’s first full quarter as a public company. The year ended December 31, 2004, includes results of the Company for the fourth quarter and combined results of the Company’s Predecessor for the period January 1, 2004, through September 30, 2004.

For the quarter ended December 31, 2004, the Company reported total revenue of $21,225,000 and net income of $97,000, or $0.00 per diluted share. Funds from operations, or FFO, which is defined as net income plus depreciation and amortization, were $2,832,000, or $0.12 per diluted share, for the quarter. Earnings before interest, income taxes, depreciation, and amortization, or EBITDA, was $4,964,000 for the quarter.

For 2004, total revenue was $82,298,000, net income was $2,637,000, FFO was $11,922,000, and EBITDA was $22,774,000.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Company believes that FFO and EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance.

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Suite 480 • RiverCenter II • 100 East RiverCenter Blvd. • Covington, KY 41011 • 859/581-5900 • FAX 859/581-4650

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

EHP Reports Fourth Quarter Results

February 28, 2005

A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Bill Blackham, Eagle’s President and Chief Executive Officer, said, “The strong results for our first quarter as a public company reflect the beginning stages of recovery in 2004 in the specific markets where our hotels are located as well as the successful execution of our business plan for the year. We have placed an emphasis on making the right start in our public life by assembling a portfolio filled with long-term growth potential, a management team experienced in acquisitions, capital markets and hotel operations, pursuing strategic alliances that provide tangible future growth opportunities, and a conservatively managed capital structure. We were on target with each one of these goals in the fourth quarter.

“We purposefully have a younger portfolio of hotels with a pure-play focus on the upper upscale segment in order to capture a greater proportion of RevPAR growth as our specific markets and the industry as a whole improves. Despite the addition of corporate overhead to support the new company and the start up of operations at the Chicago Marriott Southwest at Burr Ridge, which opened in August 2004, net operating income of our portfolio increased 27.4% during the quarter over the same quarter of 2003. Increased penetration within their respective markets by both the Embassy Suites Denver International Airport Hotel and the Embassy Suites-Cleveland/Rockside Hotel, and a new commercial group contract at the Hilton Cincinnati Airport Hotel contributed significantly to our same store year-over-year improvement in revenues and net operating income.”

Hotel Operating Performance

For the quarter ended December 31, 2004, the Company’s total portfolio included nine hotels. Throughout 2004 the Company classified five of its nine initial hotels as mature properties and classified four hotels, the Chicago Marriott Southwest at Burr Ridge Hotel, which opened in August 2004, the Embassy Suites–Denver International Airport Hotel, which opened in December 2002, the Embassy Suites-Cleveland/Rockside Hotel, which opened in December 2001, and the Embassy Suites–Columbus/Dublin Hotel, which opened in November 2000, as maturing properties. The Company generally classifies hotels as mature after they have achieved pre-established performance criteria. The Embassy Suites-Cleveland/Rockside Hotel and the Embassy Suites–Columbus/Dublin Hotel are still considered maturing hotels because their ramp-up period was interrupted by both the events of September 11, 2001, and the economic recovery in Ohio that lagged the rest of the country. Included in the following table are the key hotel operating statistics for the Company’s portfolio for the fourth quarter of 2004 and 2003 and the full year 2004 and 2003.

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EHP Reports Fourth Quarter Results

February 28, 2005

Key Operating Statistics

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Total Portfolio
Hotel Revenues (000’s)	$21,225	$18,250	$82,298	$74,655
RevPAR	$68.40	$62.65	$72.86	$68.27
Occupancy	61.5%	56.8%	65.2%	60.6%
ADR	$111.32	$110.38	$111.82	$112.68

Mature Hotels (000’s)
Hotel Revenues	$13,352	$12,418	$53,104	$50,327
RevPAR	$73.74	$65.19	$75.38	$71.20
Occupancy	64.7%	58.0%	66.1%	62.4%
ADR	$113.90	$112.44	$114.06	$114.14

Maturing Hotels
Hotel Revenues (000’s)	$7,873	$5,832	$29,194	$24,328
RevPAR	$60.16	$57.75	$68.42	$62.59
Occupancy	56.4%	54.4%	63.5%	57.1%
ADR	$106.73	$106.13	$107.70	$109.58

For the fourth quarter of 2004, revenue per available room, or RevPAR, for the Company’s total portfolio increased 9.2% to $68.40 compared with the prior-year period, occupancy increased by 470 basis points to 61.5%, and average daily rate, or ADR, increased 0.8% to $111.32. For the hotels the company classifies as mature, RevPAR increased 13.1% to $73.74 compared with the prior-year period, occupancy increased by 670 basis points to 64.7%, and ADR increased 1.3% to $113.90. For the Company’s maturing hotels, RevPAR increased 4.2% to $60.16 compared with the prior-year period, occupancy increased by 195 basis points to 56.4%, and ADR increased 0.6% to $106.73.

Initial Public Offering

On October 1, 2004, the Company issued approximately16.8 million shares of common stock at $9.75 per share, including 2.2 million shares issued as a result of the exercise of the underwriters’ over-allotment option. The IPO generated net proceeds of approximately $149.3 million.

Capital Structure

At December 31, 2004, the Company’s net debt, defined as total debt less unrestricted cash, to total enterprise value, defined as net debt plus the market value of all common shares and operating partnership units outstanding (other than units owned by the REIT), was 32.4% based upon the Company’s closing stock price of $10.30. The interest coverage ratio for the fourth quarter of 2004 was 2.4 times and the fixed charge coverage ratio was 1.5 times.

Of the $130.7 million of mortgage debt outstanding at December 31, 2004, $30.5 million was fixed-rate debt with a weighted average interest rate of 7.8% and a weighted average maturity of 2.4 years. The remaining $100.2 million was floating-rate debt with a weighted average interest rate of 5.4% and a weighted average maturity of 1 year. The combined mortgage debt had a weighted average interest rate of 6.0% and a weighted average maturity of 1.3 years.

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EHP Reports Fourth Quarter Results

February 28, 2005

Subsequent to year end, the Company closed an $81.8 million five year, non-recourse loan secured by certain of the Company’s existing hotel properties. The financing involved both a fixed-rate and floating-rate component with $54.8 million fixed at a 5.43% interest rate and the remainder having a variable interest rate 175 basis points over 30-day LIBOR. Approximately $68 million of the proceeds were used to retire existing floating-rate debt with an average interest rate of approximately 285 basis points over 30-day LIBOR. This financing also reduced the amount of recourse debt to the Company by approximately $59 million and refinanced all 2005 loan maturities. The Company also closed a loan of $22.1 million collateralized by the Embassy Suites Hotel Phoenix-Scottsdale. The three-year, full recourse loan bears interest at a rate of 215 basis points over 30-day LIBOR and is interest only for the first two years.

Tom Frederick, the Company’s Chief Financial Officer, noted, “Our strategy is to maintain a conservatively leveraged capital structure to support our expected growth. With the financing transactions completed so far this year, we have converted a large percentage of debt from floating rate to fixed rate at very attractive pricing. Going forward, we expect to decrease the percentage of floating-rate debt or take other measures to mitigate interest rate risk.”

Acquisition Activity

On February 24, 2005, the Company acquired the 270-room Embassy Suites Hotel Phoenix-Scottsdale in Phoenix, Arizona, for $33 million in cash plus approximately $500,000 in closing costs. The Company expects to invest an additional $600,000 during the first six months of ownership. During 2004, the hotel generated unaudited revenues of $10.4 million, EBITDA of $2.1 million, and net operating income (NOI) of $775,000. The acquisition was financed with the Company’s available cash and the $22.1 million loan.

Brian Guernier, Senior Vice President – Acquisitions, added, “The considerable discipline we exhibited in our acquisition program has yielded an opportunity in the Embassy Suites Hotel Phoenix-Scottsdale that possesses significant upside potential. It is consistent with our stated investment criteria and fits well with the strengths of our company. The hotel is all-suites, upper upscale, and has the opportunity for improved operating margins through improved product and service enhancements. We are actively pursuing additional opportunities that will continue to diversify our portfolio and expose us to markets that are positioned for above average growth.”

Dividend Update and Policy

In January 2005, the Company declared its first dividend of $0.175 per share payable to its common stockholders of record on January 18, 2005. The dividend was paid on February 1, 2005. The Company intends in the future to review its dividend policy during the last month of each quarter.

Outlook

Recent industry reports predict strong demand and RevPAR gains for the hotel industry in 2005 and 2006. Supply is expected to remain limited, business travel is coming back and hotel operators are expected to recapture more pricing power. All of these factors should combine for a favorable operating environment in 2005. We are making investments in 2005 to our hotels in such things as upgraded bedding packages and other guest room upgrades, enhanced fitness facilities, and increased meeting space to improve the positioning of several hotels. We expect these investments and other operating strategies, coupled with the continued market penetration

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EHP Reports Fourth Quarter Results

February 28, 2005

of our newest hotels and the continued overall improvement in our markets, as demonstrated in the fourth quarter of 2004, to provide a solid base of internal growth in 2005. We are also confident in our acquisition plan and expect our disciplined approach to yield new growth opportunities in 2005. The Company anticipates 2005 earnings per fully diluted share in the range of $0.19 to $0.29 and FFO in the range of $0.84 to $0.94 per fully diluted share.

Earnings Conference Call and Webcast

Eagle Hospitality Properties Trust will host a conference call to discuss its results for the fourth quarter and full-year 2004 on March 1, 2005, at 11:00 a.m. EST. The number to call for the live interactive teleconference is (719) 457-2694. A replay of the conference call will be available until March 8, 2005, by dialing (719) 457-0820 and entering the passcode, 8997416.

The live broadcast of Eagle Hospitality Properties Trust’s quarterly conference call will be available online at the Company’s website, www.eaglehospitality.com as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=179874&eventID=1013786, on March 1, 2005, beginning at 11:00 a.m. EST. The online replay will follow shortly after the call and continue through March 15, 2005.

About Eagle Hospitality Properties Trust

Eagle Hospitality Properties Trust is a real estate investment trust focused on investment opportunities in the full-service and all-suites hotel industry. The Company owns 10 upper upscale full service and all-suites hotels. The hotels are located in Arizona, Colorado, Florida, New York, Kentucky, Ohio and Illinois. More information on the Company can be found at www.eaglehospitality.com.

Cautionary Note Regarding Forward-Looking Statements

The forward-looking statements are based on Eagle Hospitality Properties Trust, Inc.’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, assumptions, uncertainties and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.

Certain matters discussed in this press release, including its attachments, such as our expected operating performance, growth potential, market penetration, improved operating margins, strategic alliance and acquisition activity, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words “anticipates,” “will,” “expect,” “intends” and words of similar meaning. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, including continued recovery in the Company’s specific markets, the hotel industry as a whole, and increased penetration by the Company’s hotels in their respective competitive markets, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from our current expectations are detailed in the Company’s Registration Statement on Form S-11 and subsequent SEC reports.

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the first quarter or the full year 2005. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

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EHP Reports Fourth Quarter Results

February 28, 2005

Eagle Hospitality Properties Trust, Inc.

Definitions and Reconciliations of Non-GAAP

Financial Measures and Other Terms

This release, including this attachment, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

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EHP Reports Fourth Quarter Results

February 28, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	The Company Quarter Ended December 31, 2004	The Predecessor and Company Year Ended December 31, 2004
REVENUE
Rooms	$14,619	$58,955
Food and beverage	5,822	20,200
Other	784	3,143

Total Revenue	21,225	82,298

EXPENSES
Hotel operating expenses	14,405	55,643
Management fees-related party	614	2,730
Depreciation and amortization	2,735	9,285
Corporate general and administrative:
Stock-based compensation	678	678
Other corporate general and administrative	597	597

Total Operating Expenses	19,029	68,933

OPERATING INCOME	2,196	13,365
Interest income	33	157
Interest expense	(2,099)	(10,852)

Net income before minority interest and provision for income taxes	130	2,670
Provision for income taxes	—	—
Minority interest	33	33

NET INCOME	$97	$2,637

Unrealized gain on marketable securities	22	41
Effect of interest rate swap	—	716

Total other comprehensive income	22	757

COMPREHENSIVE INCOME	$119	$3,394

Basic income per share	$0.01
Diluted income per share	$0.00
Weighted average shares outstanding (000’s)
Basic	17,359
Diluted	23,352

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EHP Reports Fourth Quarter Results

February 28, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands)

	The Company December 31, 2004	The Predecessor December 31, 2003
ASSETS
Cash and cash equivalents	$15,661	$1,199
Restricted cash - real estate tax escrows	1,536	1,915
Restricted replacement reserves	5,440	6,015
Restricted investments – cash and marketable securities for replacement reserves	3,264	1,825
Accounts receivable, net	2,437	2,231
Inventories	454	337
Deferred franchise fees and intangibles, net	505	1,739
Prepaid expenses and other assets	2,848	184
Investment in hotel properties, net	220,239	161,577

Total assets	$252,384	$177,022

LIABILITIES AND OWNERS’ EQUITY
LIABILITIES:
Mortgage notes payable	$107,316	$151,872
Other long term debt	58	18
Related party debt	23,391	44,006
Capital lease obligations	30	228
Accounts payable	1,564	1,439
Due to affiliates	1,088	253
Accrued expenses	4,269	3,433
Advance deposits	476	258
Interest swap	—	716

Total liabilities	138,192	202,223

Minority interest	17,035	—

OWNERS’ EQUITY:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 10,000,000 shares authorized, 16,917,373 shares issued and outstanding	174	37
Additional paid-in capital	100,487	—
Unrealized gain	22	—
Deferred compensation	(3,623)	—
Retained earnings (accumulated deficit)	97	(25,238)

Total owners’ equity	97,157	(25,201)

Total liabilities and owners’ equity	$252,384	$177,022

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EHP Reports Fourth Quarter Results

February 28, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC. AND PREDECESSOR

Reconciliation of Net Income to EBITDA and Fund From Operations (FFO)

(in thousands)

NET INCOME TO EBITDA RECONCILIATION

	The Company	The Predecessor
	Period From Fourth Quarter -2004	Period From Fourth Quarter - 2003
Net income	$97	$(185)
Minority interest	33	—
Depreciation	2,735	2,203
Interest expense	2,099	2,935

EBITDA	$4,964	$4,953

NET INCOME TO FFO RECONCILIATION

	The Company	The Predecessor
	Period From Fourth Quarter -2004	Period From Fourth Quarter - 2003
Net income	$97	$(185)

Depreciation	2,735	2,203

FFO	$2,832	$2,018

FFO per share – basic	$0.16

FFO per share—fully diluted	$0.12

Weighted average shares outstanding	17,359
Operating partnership units	5,993

Fully diluted shares outstanding	23,352

FFO is determined on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated properties, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is shown above ($ in thousands).

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EHP Reports Fourth Quarter Results

February 28, 2005

Reconciliation of Same Store Net Income to Net Operating Income

	The Company	The Predecessor
	Period From Fourth Quarter - 2004	Period From Fourth Quarter - 2003
Net income	$97	$(185)
Corporate expenses	1,275	—
Minority interest	33	—
Impact of Chicago Marriott Southwest at Burr Ridge	301
Interest income	(33)	(19)
Interest expense	2,099	2,935

Net operating income	$3,772	$2,731

Net Debt to Total Enterprise Value (at December 31, 2004)

Mortgage debt	$107,316
Related party debt	23,391
Other long-term debt	58
Capital leases	30

Total debt	130,795
Unrestricted cash	(15,661)

Net debt	$115,134

Common shares outstanding	17,359
Operating partnership units	5,993

Total shares and units outstanding	23,352
12/31/04 closing price	$10.30

Market capitalization	$240,526

Total enterprise value	$355,660

Net debt/Total enterprise value	32.4%

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EHP Reports Fourth Quarter Results

February 28, 2005

Interest Coverage – Fourth Quarter 2004

Net income before minority interest	$130
Interest expense	2,099
Depreciation expense	2,735

	$4,964

Divided by interest expense	$2,099

Times interest covered	2.4	times